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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION
------------------                                 -----------------------------

Southern Health Systems, Inc.                      Tennessee
Nova Factor, Inc.                                  Tennessee
Hemophilia Health Services, Inc.                   Tennessee
Pharmacare Resources, Inc.                         New York
BioPartners In Care, Inc.                          Missouri
Accredo Health Group, Inc.                         Delaware
Accredo Health Services (Infusion), Inc.           Delaware
Accredo Health Resources, Inc. (New York)          New York
Hemophilia Resources of America, Inc.              New Jersey
HRA Holding Corp.                                  New Jersey
Home Healthcare Resources, Inc.                    Pennsylvania
Home Healthcare Resources, Limited                 Pennsylvania